UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   March 5, 2010

SILVER AMERICA, INC.
(f.k.a.)
THE GOLF ALLIANCE CORPORATION
(Exact Name of Registrant As Specified In Charter)

NEVADA	333-147056	35-2302128
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

  10775 Double R Boulevard
Reno, Nevada 89521
(Address of Principal Executive Offices)

(775) 996-8200
  (Issuer Telephone Number)

12926 Morehead Chapel Hill, North Carolina 27517
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 5, 2010, Silver America, Inc. (the “Company”) and Yale Resources Ltd. (“Yale”) (collectively referred to below as the “Parties”), entered into a Binding Letter of Intent (“LOI”) whereby the Parties agreed to a transaction in which Yale will grant an option to Silver America to acquire a 90% undivided interest in an approximately 282.83 hectare property located in Zacatcas State, Mexico (the “Property”).  A brief description of the material terms and conditions of the option contemplated by the LOI is set forth below.

To exercise the option the Company shall pay cash to Yale, issue restricted common shares of Company stock to Yale, and fund exploration and development expenditures on the Property.  The cash payments contemplated under the agreement total $900,000.00 and are to be distributed in installments from the date of the LOI through December 30, 2013.  The number of Company shares to be issued to Yale total 1,000,000 and are to be distributed in installments from the date of the definitive agreement through December 30, 2013.  The Company is also obligated to fund a total of $2,000,000.00 worth of exploration and development on the Property beginning June 30, 2011 and continuing through December 30, 2013.  Upon the execution and exercise of the option, Yale will transfer a 90% undivided interest in the property to the Company.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective as of March 5, 2010, the Company filed a Certificate of Amendment Pursuant to Nevada Revised Statutes (“NRS”) sections 78.385 and 78.390 (the “Certificate”) with the Nevada Secretary of State.  The Certificate provided for, among other things: (i) a change in the Company’s name to Silver America, Inc.; (ii) an increase in the authorized capital stock of the Company from 100,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share, to 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001; (iii) the designation of a 50-for-1 forward stock split of the outstanding shares of common stock of the Company; (iv) the elimination of cumulative voting; and (v) the provision for limitation of liability and indemnification.  Pursuant to sections 78.385 and 78.390 of the NRS, the Articles of Incorporation of the Company were amended in accordance with the Certificate as of the effective date indicated on the Certificate, March 5, 2010.

A copy of the Certificate is attached hereto as Exhibit 3.1.

ITEM 8.01. OTHER EVENTS.

On March 5, 2010, the Company effected a forward stock split and name change pursuant to the filing of a Certificate of Amendment attaching Amended and Restated Articles of Incorporation with the Nevada Secretary of State and in coordination with the Financial Industry Regulatory Authority and the Company’s transfer agent.

Pursuant to the joint written consent, dated February 19, 2010, of the sole member of the board of directors of the Company (the “Board”) as well as the holder of a majority of the outstanding shares of the Company, the Board and majority shareholder authorized and approved the following corporate changes: (i) the effectuation of a 50-for-1 forward stock split of the Company’s issued and outstanding shares of common stock in accordance with and pursuant to Sections 78.207 and 78.209 of the Nevada Revised Statutes (the “Forward Stock Split”) along with a simultaneous increase in the Company’s authorized class of common stock to 500,000,000; and (ii) a name change such that the new name of the Company shall be “Silver America, Inc.”

Immediately prior to the forward split, the Company’s sole member of the board of directors, Mr. Johannes Petersen, surrendered 4,100,000 shares of common stock out of the total of 5,000,000 held by him as a contribution to capital of the Company, which were cancelled by the company.  After giving effect to this cancellation and subsequent forward stock split, the number of shares of issued and outstanding company stock was increased to 85,000,000.

Effective March 5, 2010, the Company’s trading symbol on the OTC Bulletin Board was changed from “GOFA.OB” to “SILA.OB” and the Company’s common stock has a new CUSIP number, 827309 105, in connection with this name change and forward split.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
	Exhibit #	Description
	3.1	Certificate of Amendment, effective March 5, 2010
	10.1	Letter of Intent by and between Silver America Inc. and Yale Resources Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER AMERICA, INC.

By:	/s/ Johannes Petersen
Johannes Petersen Chief Executive Officer & President
 Dated: March 9, 2010